UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of National American University Holding, Inc. (the "Company") was held on October 6, 2015.  Present at that annual meeting were 25,196,916 shares of common stock entitled to vote.  The stockholders voted on the following matters at the meeting:

1.     The election of eight directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	19,788,651	1,129,391	2,396,479
Dr. Jerry L. Gallentine	19,788,757	1,129,285	2,396,479
Dr. Ronald L. Shape	19,794,587	1,123,455	2,396,479
Dr. Therese Kreig Crane	20,808,025	110,017	2,396,479
Dr. Thomas D. Saban	20,808,025	110,017	2,396,479
Richard L. Halbert	20,807,231	110,811	2,396,479
Jeffrey B. Berzina	20,808,131	109,911	2,396,479
James Rowan	18,016,046	2,901,996	2,396,479

2.      The approval by an advisory vote the compensation of the Company’s named executive officers:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
20,799,525	102,856	15,661	2,396,479

3.      The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016.

Shares Voted For	Shares Voted Against	Shares Abstained
23,269,982	10,065	34,474

Item 8.01 Other Events.

On October 7, 2015, the Company issued a press release announcing that on October 5, 2015, the Company’s Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on December 31, 2015.  The dividends will be payable on or about January 15, 2016.  The Company operates on a May 31st fiscal year.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release dated October 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: October 7, 2015